UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 26, 2009
(Date of earliest event reported)
Energy West, Incorporated
(Exact name of registrant as specified in its charter)

Montana	0-14183	81-0141785
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 First Avenue South, Great Falls, Montana	59401
(Address of principal executive offices)	(Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
As reported on Form 8-K filed with the SEC on September 17, 2008, Energy West, Incorporated (“Energy West”) entered into a Stock Purchase Agreement, dated September 12, 2008 (the “Stock Purchase Agreement”), with Richard M. Osborne, as Trustee of the Richard M. Osborne Trust (the “RMO Trust”), Rebecca Howell, Stephen M. Rigo, Marty Whelan, and Thomas J. Smith (Mssrs. Osborne, Rigo, Whelan and Smith and Ms. Howell hereinafter collectively referred to as “Shareholders”), whereby Energy West agreed to purchase all of the outstanding common stock of Lightning Pipeline Company, Inc. (“Lightning Pipeline”), Great Plains Natural Gas Company (“Great Plains”), and Brainard Gas Corp. (“BGC”) and all of the membership units of Great Plains Land Development Co., LTD. (“GPL,” and collectively with Lightning Pipeline, Great Plains and BGC, the “Companies” and each a “Company”), which companies are primarily owned by the RMO Trust and wholly-owned by the Shareholders, for a purchase price of $34.3 million. The $34.3 million purchase price consisted of Energy West’s assumption of approximately $20.9 million in debt with the remainder of the purchase price to be paid in unregistered shares of common stock of Energy West based on a price of $10.00 per share. Lightning Pipeline and Great Plains are the parent companies to Orwell Natural Gas Company (“Orwell”) and Northeast Ohio Natural Gas Corp. (“NEO”). GPL is a real estate holding company whose primary asset is real estate that is leased to NEO.
On June 26, 2009, the parties executed a Termination of Stock Purchase Agreement which terminated, for efficiency reasons, the Stock Purchase Agreement. It was determined that the proposed transaction might be better effectuated by mergers than by stock purchase.
On June 29, 2009, Energy West entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Shareholders, Lightning Pipeline, Great Plains, BGC and three to-be-formed wholly-owned Ohio subsidiary corporations of Energy West. On June 29, 2009, Energy West also entered into an Agreement and Plan of Merger (together with the Merger Agreement, the “Merger Agreements”) with GPL, Mr. Osborne as trustee of the RMO Trust and a fourth to-be-formed acquisition subsidiary of Energy West (each acquisition subsidiary hereinafter referred to as an “Acquisition Sub” and collectively, as the “Acquisition Subs”). The Merger Agreements provide for four separate mergers whereby an Acquisition Sub merges with and into each Company. The Companies will survive the mergers, becoming four separate wholly-owned subsidiaries of Energy West. The ultimate effect of the mergers is the same as the stock purchase transaction. The Merger Agreements are substantially the same as the Stock Purchase Agreement in all material respects, including purchase price/consideration, assumption of debt, valuation and issuance of unregistered Energy West common stock, termination provisions and customary representations, warranties, covenants and indemnification provisions.
Mr. Osborne is the chairman of the board and chief executive officer, Mr. Smith is a director and chief financial officer, and Ms. Howell is the corporate secretary of Energy West. The transaction was negotiated on behalf of Energy West by a special committee comprised solely of independent directors with the assistance of independent financial and legal advisors. Energy West received a fairness opinion and bring-down letter from Houlihan Smith & Company, Inc. The Merger Agreements were approved by the board of directors of Energy West.

At the time of the mergers, each share of common stock of Lightning Pipeline, Great Plains and Brainard and each membership unit of GPL will be converted into the right to receive unregistered shares of common stock of Energy West (known as the “merger consideration”) based on the following calculation as of the closing date:
The total number of shares of Energy West common stock that the Shareholders will be entitled to receive for merger consideration will be the total of $34,304,000 plus the number of additional active customers of the Companies in excess of 20,900 at closing multiplied by $1,598.09, less the debt of the Companies at closing, divided by $10.
The merger consideration may be increased or decreased within three business days prior to closing of the transaction depending on the number of active customers of Orwell, NEO and Brainard. In addition, the amount of debt of the Companies that we assume may increase or decrease as the Companies may incur additional indebtedness in the ordinary course of business. The merger consideration will be allocated among the Companies, other than GPL, based on the number of active customers at closing and among the Shareholders in accordance with their interests in the Companies.
The Shareholders have the right to elect to terminate the transaction, upon the payment of a $100,000 fee, if the average closing price of Energy West’s common stock for the twenty consecutive trading days ending seven calendar days prior to closing is below $9.49 and if Energy West’s common stock underperforms the American Gas Stock Index (as maintained by the American Gas Association) by more than 20%, between September 12, 2008 and the closing date, as described in the Merger Agreements. However, Energy West may prevent termination of the transaction in this instance by increasing the number of shares of its common stock paid to the Shareholders as part of the merger consideration.
Orwell, NEO and BGC are natural gas distribution companies that serve approximately 22,000 customers in Northeastern Ohio and Western Pennsylvania. The transaction will increase Energy West’s customers by more than 50%. Orwell, NEO and BGC are parties to various agreement (i.e., leases, gas sales, transportation, delivery, etc.) with companies owned or controlled by Mr. Osborne. We filed copies of these agreements as exhibits to our Form 10-K for the year ended June 30, 2008 with the SEC on September 29, 2008. Since that time, Orwell, NEO and Brainard have entered into additional agreements related to metering service and operation with entities owned or controlled by Mr. Osborne. In addition, Mr. Osborne loaned $4.1 million to Lightning Pipeline, which loan is evidenced by a demand promissory note dated December 1, 2008.
The transaction is expected to close in the fourth quarter of 2009 but there can be no assurances that the transaction will be completed on the proposed terms or at all. The closing is subject to customary closing conditions, including the approval of applicable regulators and the consent of certain of Energy West’s and the Companies’ lenders. In addition, the transaction is subject to the approval of Energy West’s shareholders with respect to the issuance of shares of common stock of Energy West to the Shareholders as the merger consideration. Energy West expects to hold its annual meeting of shareholders in the third quarter of 2009 at which Energy West’s shareholders will vote on the issuance of Energy West common stock to consummate the mergers.

The foregoing descriptions of the Termination of the Stock Purchase Agreement and the Merger Agreements are not complete and are qualified in their entirety to the full and complete terms of such agreements, which are attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this current report and incorporated herein by reference. The metering service and operation agreements are attached as Exhibits 10.4, 10.5, 10.6 and 10.7 to this current report and incorporated herein by reference. The demand promissory note is attached as Exhibit 10.8 to this current report and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement
The disclosure under Item 1.01 of this current report is also responsive to Item 1.02 and is incorporated in this Item 1.02 by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Termination of Stock Purchase Agreement, dated June 26, 2009, by and among Richard M. Osborne, Trustee, Rebecca Howell, Stephen G. Rigo, Marty Whelan and Thomas J. Smith and Energy West, Incorporated

10.2	Agreement and Plan of Merger, dated June 29, 2009, by and among Energy West. Incorporated, Various Acquisition Subsidiaries and Lightning Pipeline Co., Inc., Great Plains Natural Gas Company, Brainard Gas Corp. and Richard M. Osborne, Trustee, Rebecca Howell, Stephen G. Rigo, Marty Whelan and Thomas J. Smith

10.3	Agreement and Plan of Merger, dated June 29, 2009, by and among Energy West. Incorporated, an Acquisition Subsidiary and Great Plains Land Development Company, LTD. and Richard M. Osborne, Trustee

10.4	Electronic Metering Service and Operation Agreement, as of April 15, 2009, by and between Orwell Trumbull Pipeline, LTD. and Orwell Natural Gas Co.

10.5	Electronic Metering Service and Operation Agreement, as of April 15, 2009, by and between COBRA Pipeline Company, LTD. and Brainard Gas Corporation

10.6	Electronic Metering Service and Operation Agreement, as of April 15, 2009, by and between COBRA Pipeline Company, LTD. and Northeast Ohio Natural Gas Corporation

10.7	Electronic Metering Service and Operation Agreement, as of April 15, 2009, by and between COBRA Pipeline Company, LTD. and Orwell Natural Gas Co.

10.8	Demand Promissory Note, dated December 1, 2008, from Richard M. Osborne, Trustee to Lightning Pipeline Company, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy West, Incorporated
By:	/s/ Kevin J. Degenstein
Name:	Kevin J. Degenstein
Title:	President and Chief Operating Officer

Dated: July 2, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Termination of Stock Purchase Agreement, dated June 26, 2009, by and among Richard M. Osborne, Trustee, Rebecca Howell, Stephen G. Rigo, Marty Whelan and Thomas J. Smith and Energy West, Incorporated

10.2
Agreement and Plan of Merger, dated June 29, 2009, by and among Energy West. Incorporated, Various Acquisition Subsidiaries and Lightning Pipeline Co., Inc., Great Plains Natural Gas Company, Brainard Gas Corp. and Richard M. Osborne, Trustee, Rebecca Howell, Stephen G. Rigo, Marty Whelan and Thomas J. Smith

10.3	Agreement and Plan of Merger, dated June 29, 2009, by and among Energy West. Incorporated, an Acquisition Subsidiary and Great Plains Land Development Company, LTD. and Richard M. Osborne, Trustee

10.4	Electronic Metering Service and Operation Agreement, as of April 15, 2009, by and between Orwell Trumbull Pipeline, LTD. and Orwell Natural Gas Co.

10.5	Electronic Metering Service and Operation Agreement, as of April 15, 2009, by and between COBRA Pipeline Company, LTD. and Brainard Gas Corporation

10.6	Electronic Metering Service and Operation Agreement, as of April 15, 2009, by and between COBRA Pipeline Company, LTD. and Northeast Ohio Natural Gas Corporation

10.7	Electronic Metering Service and Operation Agreement, as of April 15, 2009, by and between COBRA Pipeline Company, LTD. and Orwell Natural Gas Co.

10.8	Demand Promissory Note, dated December 1, 2008, from Richard M. Osborne, Trustee to Lightning Pipeline Company, Inc.